Exhibit 5.3

October 6, 2009

To:	Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability (the “Company”)
1155 Perimeter Center West
Atlanta, Georgia 30338

Re: Wendy’s of Denver, Inc. and ARG Services, Inc.

Ladies and Gentlemen:

           We have acted as special counsel in the State of Colorado (the “State”) to Wendy’s of Denver, Inc., a Colorado corporation (“Wendy’s of Denver”), and ARG Services, Inc., a Colorado corporation (“ARG Services” and, together with Wendy’s of Denver, the “Colorado Guarantors”), for the purposes of issuing this opinion in connection with the Registration Statement on Form S-4, as amended by Amendment No. 1 thereto (the “Registration Statement”) filed by the Company and certain of its subsidiaries identified in the Registration Statement (such subsidiaries, the “Guarantors”), including the Colorado Guarantors, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $565,000,000 aggregate principal amount of the Company’s 10.00 Senior Notes due 2016 (the “Exchange Notes”) in exchange for up to $565,000,000 aggregate principal amount of the Company’s outstanding 10.00 Senior Notes due 2016 (the “Old Notes”), and the corresponding issuance by the Colorado Guarantors of the guarantees of the Exchange Notes (the “Exchange Note Guarantees”). The Old Notes, Exchange Notes and the Exchange Note Guarantees are governed by the Indenture, dated as of June 23, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as amended or supplemented as of the date hereof (the “Indenture”).

          For the purposes of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

                    (a)     The Registration Statement;

                    (b)     The Registration Rights Agreement, dated as of June 23, 2009, by and among the Company, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, and Citigroup Global Markets, Inc., as representatives of the initial purchasers, and the Guarantors (the “Registration Rights Agreement”);

                    (c)     The Indenture, including the portions thereof comprising the Exchange Note Guarantees to be issued by the Colorado Guarantors;

The Company October 6, 2009 Page 2

                    (d)     A specimen copy of the form of Exchange Notes to be issued pursuant to the Indenture;

                    (e)     A Certificate of the Assistant Secretary of Wendy’s of Denver, dated as of October 6, 2009, certifying (i) that the resolutions of the board of directors dated June 11, 2009, authorizing execution and delivery of the Securities Documents (as defined below) on behalf of Wendy’s of Denver have not been amended or superseded and are in full force and effect, (ii) that Wendy’s of Denver’s articles of incorporation have not been amended or superseded since June 23, 2009, and are in full force and effect, and (iii) that Wendy’s of Denver’s bylaws have not been amended or superseded since June 23, 2009, and are in full force and effect, together with copies of the resolutions, articles of incorporation and bylaws;

                    (f)      A Certificate of the Vice President – Corporate Securities Counsel and Assistant Secretary of ARG Services, dated as of October 6, 2009, certifying (i) that the resolutions of the board of directors dated June 11, 2009, authorizing execution and delivery of the Securities Documents (as defined below) on behalf of ARG Services have not been amended or superseded and are in full force and effect, (ii) that ARG Services’ articles of incorporation have not been amended or superseded since June 23, 2009, and are in full force and effect, and (iii) that ARG Services’ bylaws have not been amended or superseded since June 23, 2009, and are in full force and effect, together with copies of the resolutions, articles of incorporation and bylaws; and

                    (g)     Certificates issued by the Secretary of State of the State, dated as of October 6, 2009, certifying that each of the Colorado Guarantors is in good standing with that office (the “Good Standing Certificates”).

          The documents referred to in paragraphs (c) and (d) above are referred to herein together as the “Securities Documents” and the documents referred to in paragraphs (e) and (f) above are referred to herein together as the “Secretary Certificates.” The documents referred to in paragraphs (a) through (g) above are referred to herein collectively as the “Operative Documents.”

          In rendering this opinion, we have assumed (a) the genuineness of all signatures on all documents and instruments; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted as photostatic, electronic or certified copies; (d) the existence of each of the parties to the Securities Documents, other than the Colorado Guarantors, and that each such other party has all the legal capacity, power and authority required for it to enter into the Securities Documents to which it is a party, and to perform its obligations thereunder; (e) that the execution, delivery and performance by each party to the Securities Documents, other than the Colorado Guarantors, has been duly authorized by such party; (f) the due execution and delivery of the Securities Documents by each of the

The Company October 6, 2009 Page 3

parties thereto, other than the Colorado Guarantors; (g) that the Securities Documents are legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their respective terms; (h) the truth of the representations of each of the Colorado Guarantors made in the Securities Documents; (i) that there are no agreements between any parties that would alter the agreements set forth in the Securities Documents; and (j) that adequate consideration has been given to each of the Colorado Guarantors for its respective execution, delivery and performance of its obligations under the Indenture with respect to its Exchange Note Guarantee.

          Please be advised that as to certain factual matters we have relied on the Secretary Certificates and the Good Standing Certificates. We have undertaken no investigation or verification of such facts other than consulting the records of the Secretary of State of the State to obtain the Good Standing Certificates. We have not reviewed any documents other than the Operative Documents, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Operative Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into any of the Operative Documents that are not otherwise part of the Operative Documents.

          Based on the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that:

          1.      Each of the Colorado Guarantors is duly incorporated, validly existing, and in good standing under the laws of the State.

          2.      Each of the Colorado Guarantors has all necessary corporate power and authority to execute and deliver the Indenture and to perform its obligations with respect to the Exchange Note Guarantees thereunder.

          3.      The execution and delivery by each of the Colorado Guarantors of the Indenture and the performance by it of all of its obligations thereunder have been duly authorized by all necessary corporate action on the part of such Colorado Guarantor, and will not conflict with or result in a breach of any of the terms, conditions, or provisions of the articles of incorporation or bylaws of such Colorado Guarantor.

          4.      The Indenture has been duly executed and delivered by each of the Colorado Guarantors.

          5.      The execution and delivery by each of the Colorado Guarantors of the Indenture, and the performance by each of the Colorado Guarantors of its obligations under and the compliance with the terms and conditions of, the Exchange Note Guarantees under the Indenture do not violate any statutes or regulations of the State that customarily are applicable to business corporations generally or the types of transactions contemplated by the Securities Documents.

The Company October 6, 2009 Page 4

          The opinions expressed above are subject to the following qualifications and limitations:

          We express no opinion as to the laws of any jurisdiction other than the laws of the State in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

          The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter and not as representations of fact. We understand that the addressees have made such independent investigations of the facts as the addressees deemed necessary, and that the determination of the extent of those investigations of fact that are necessary has been made independent of this opinion letter.

          The opinions expressed in this letter have been prepared for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving our consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act. We further consent to the reliance by Paul, Weiss, Rifkind, Wharton & Garrison LLP upon the paragraphs of this opinion upon which it needs to rely in order to render its opinion with respect to the Exchange Notes and Exchange Note Guarantees and the transactions contemplated by the Indenture and the Registration Statement to the extent related to the Colorado Guarantors, a copy of which opinion letter is filed as an exhibit to the Registration Statement, and for no other purpose.

Very truly yours,

/s/ Holland & Hart LLP